Calculation of Filing Fee Tables
S-3
Revolution Medicines, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt Convertible into Equity	0.50% Convertible Senior Notes due 2033	457(o)	500,000,000		$ 500,000,000.00	0.0001381	$ 69,050.00
Fees to be Paid	2	Equity	Common Stock, $0.0001 par value per share	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 69,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 69,050.00
Offering Note
[1]	Note 1.a. The amount registered is $500,000,000, which represents the aggregate principal amount of 0.50% Convertible Senior Notes due 2033 (the "Notes") whose offer and sale are registered by the registration statement relating to the prospectus supplement to which this exhibit is attached. Note 1.b. The amount set forth in the column titled "Proposed Maximum Offering Price Per Unit" represents proposed maximum offering price per $1,000 principal amount of Notes. Note 3.a. The fee payable in connection with the offering relating to this exhibit has been calculated pursuant to Rule 457(r) under the Securities Act and paid in accordance with Rule 456(b) under the Securities Act.

[2]	Note 2.a. The amount registered includes an indeterminate number of shares of Common Stock, $0.0001 par value per share (the "Common Stock"), of Revolution Medicines, Inc. issuable upon conversion of the Notes. The initial maximum conversion rate of the Notes is 7.0422 shares of Common Stock per $1,000 principal amount of Notes. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the amount of shares of Common Stock whose offer and sale is registered by the registration statement relating to the prospectus supplement to which this exhibit is attached includes an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions. No additional consideration will be received in connection with the exercise of the conversion privilege of the Notes. Note 2.b. Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of Common Stock issuable upon conversion of the Notes because no additional consideration is to be received in connection with the exercise of the conversion privilege of the Notes. Note 3.a. The fee payable in connection with the offering relating to this exhibit has been calculated pursuant to Rule 457(r) under the Securities Act and paid in accordance with Rule 456(b) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $500,000,000.00. The prospectus is a final prospectus for the related offering.